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                                                                    EXHIBIT 23.2

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 8,1999, incorporated by reference in this Form 10-K, into the Company's previously filed registration statements as follows: (1) PG&E Corporation's Form S-3 Registration Statement File No. 333-16255 (relating to PG&E Corporation's Dividend Reinvestment Plan); (2) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-64136 (relating to $2,000,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds and Medium-Term Notes); (3) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-50707 (relating to $1,500,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds); (4) PG&E Corporation's Form S-8 Registration Statement No. 33-50601 (relating to Pacific Gas and Electric Company Savings Fund Plan for Employees (for union-represented employees); (5) PG&E Corporation's Form S-8 Registration Statement File No. 33-23692 (relating to PG&E Corporation's 1986 Stock Option Plan); (6) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-62488 (relating to 10,000,000 shares of Pacific Gas and Electric Company's Redeemable First Preferred Stock); (7) Form S-3 Registration Statement File No. 33-61959 (relating to $335,000,000 aggregate liquidation value of Cumulative Quarterly Income Preferred Securities); (8) PG&E Corporation's Form S-8 Registration Statement File No. 333-16253 (relating to PG&E Corporation's Long-Term Incentive Program); (9) PG&E Corporation's Form S-3 Registration Statement File No. 333-25685 (relating to the resale of PG&E Corporation shares held by certain shareholders); (10) PG&E Corporation's Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement File No. 333-27015 (relating to Valero Energy Corporation Stock Option Plan No. 4, Valero Energy Corporation Stock Option Plan No. 5, and Valero Energy Corporation Executive Stock Incentive Plan); (11) PG&E Corporation's Form S-8 Registration Statement File No. 333-68155 (relating to PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non-Management Employees); and (12) PG&E Corporation's Form S-8 Registration Statement File No. 333-69437 (relating to U.S. Generating Company 401(k) Profit-Sharing Plan for Bargaining Unit Employees); (13) PG&E Corporation's Form S-8 Registration Statement File No. 333-77145 (relating to the PG&E Corporation Retirement Savings Plan); and (14) PG&E Corporation's Form S-8 Registration Statement File No. 333-77149 (relating to PG&E Corporation's Long-Term Incentive Program).


/s/ ARTHUR ANDERSEN LLP

San Francisco, California
March 3, 2000